As filed with the Securities and Exchange Commission on April 22, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENDANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

06-0918165

(I.R.S. Employer Identification No.)

9 West 57 th Street, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Cendant Car Rental Operations Support, Inc. Retirement Savings Plan
Cendant Car Rental Operations Support, Inc. Retirement Savings Plan for Bargaining Hourly Employees

Cendant Corporation 1999 Broad-Based Employee Stock Option Plan
Cendant Corporation 1997 Stock Option Plan
Former Officer Option Grant

(Full Title of Plan)

James E. Buckman, Esq.
Vice Chairman and General Counsel
Cendant Corporation
9 West 57 th Street
New York, New York 10019

Tel: (212) 413-1800 Fax: (212) 413-1922

Copies to:
Eric J. Bock, Esq.
Executive Vice President, Law and Corporate Secretary
Cendant Corporation
9 West 57 th Street
New York, New York 10019
Tel: (212) 413-1800 Fax: (212) 413-1922

(Name, Address, Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered*	Amount To Be Registered [1]	Proposed Maximum Offering Price Per Security ,3	Proposed Maximum Aggregate Offering Price [2,3]	Amount Of Registration Fee

Common Stock, $.01 par value, of the series designated CD Common Stock	77,266,500	$24.75	$1,912,345,875	$242,294

1   (i) 3,000,000 shares under the Cendant Car Rental Operations Support, Inc. Retirement Savings Plan; (ii) 3,000,000 shares under the Cendant Car Rental Operations Support, Inc. Retirement Savings Plan for Bargaining Hourly Employees; (iii) 40,000,000 shares under the Cendant Corporation 1999 Broad-Based Employee Stock Option Plan; (iv) 30,000,000 shares under the Cendant Corporation 1997 Stock Option Plan and (v) 1,266,500 shares under the Former Officer Option Grant (collectively, the "Plans").

2   Estimated solely for the purpose of determining the registration fee.

3   The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and is based upon the average of the high and low sale price of the CD Common Stock, as reported on the New York Stock Exchange on April 21, 2004.

*   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Cendant Car Rental Operations Support, Inc. Retirement Savings Plan and the Cendant Car Rental Operations Support, Inc. Retirement Savings Plan for Bargaining Hourly Employees.

 PART I
INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to all participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectuses (the "Prospectuses") that meet the requirements of Section 10(a) of the Securities Act relating to the Plans.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

    The SEC allows us to "incorporate by reference" the information we file with them, which means:

● incorporated documents are considered part of this Registration Statement and the Prospectuses;

● we can disclose important information to you by referring you to those documents;

● information that we file with the SEC will automatically update this Registration Statement and update and/or supersede the Prospectuses; and

● any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectuses shall be deemed to be modified or superseded for the purposes of this Registration Statement and the Prospectuses to the extent that a statement contained in the Registration Statement or the Prospectuses or in any subsequently filed document that also is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectuses .

We incorporate by reference the documents listed below that were filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 1, 2004;

● our Current Reports on Form 8-K filed on February 4, 2004, February 6, 2004, March 31, 2004 and April 20, 2004 (dated April 19, 2004); and

● the description of our common stock contained in the Proxy Statement dated February 10, 2000, filed on February 11, 2000.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold:

● reports filed under Sections 13(a) and (c) of the Exchange Act;

● proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meetings; and

● any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Investor Relations
Cendant Corporation
9 West 57 th Street
New York, New York 10019
(212) 413-1800

Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant’s Registration Statements on Form S-8: (File No. 333-30649), filed July 2, 1997; (File No. 333-69505), filed December 22, 1998; (File No. 333-75303), filed March 31, 1999; (File No. 333-58670), filed April 10, 2001, each to the extent not amended hereby.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

Eric J. Bock, Esq. has rendered an opinion on the validity of the securities being registered under the Plans pursuant to this Registration Statement. Mr. Bock is Executive Vice President, Law and Corporate Secretary of the Registrant. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Mr. Bock holds shares of common stock of the Company and options to acquire shares of common stock of the Company.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney’s fees) which he or she actually and reasonably incurred in connection therewith.

The Company’s By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

As permitted by Section 102 (b) (7) of the GCL, the Company’s Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Item 8.   Exhibits.

See the Exhibit Index herein.

Item 9.   Required Undertakings.

The undersigned Company hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22 nd day of April, 2004.

        CENDANT CORPORATION
        (Registrant)

                         By:  /s/ James E. Buckman
                         James E. Buckman
                         Vice Chairman and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. Buckman and Eric J. Bock, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of April 22, 2004 by the following persons in the capacities indicated.

Name	Title
/s/ Henry R. Silverman Henry R. Silverman	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James E. Buckman James E. Buckman	Vice Chairman, General Counsel and Director

/s/ Stephen P. Holmes Stephen P. Holmes	Vice Chairman and Director

/s/ Ronald L. Nelson Ronald L. Nelson	Chief Financial Officer and Director

/s/ Virginia M. Wilson Virginia M. Wilson	Executive Vice President and Chief Accounting Officer

/s/ Myra J. Biblowit Myra J. Biblowit	Director

/s/ Leonard S. Coleman Leonard S. Coleman	Director

/s/ Martin L. Edelman Martin L. Edelman	Director

/s/ George Herrera George Herrera	Director

/s/ Cheryl D. Mills Cheryl D. Mills	Director

/s/ The Right Honourable Brian Mulroney The Right Honourable Brian Mulroney	Director

/s/ Robert E. Nederlander Robert E. Nederlander	Director

/s/ Robert W. Pittman Robert W. Pittman	Director

/s/ Pauline D.E. Richards Pauline D.E. Richards	Director

/s/ Sheli Z. Rosenberg Sheli Z. Rosenberg	Director

/s/ Robert F. Smith Robert F. Smith	Director

The Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 22, 2004.

Cendant Car Rental Operations Support, Inc. Retirement Plan

By:   /s/ Edward B. Pictroski
  Edward B. Pictroski
  Senior Vice President, Benefits and Compensation
  Cendant Corporation

Cendant Car Rental Operations Support, Inc. Retirements Savings Plan
for Bargaining Hourly Employees

By:  /s/ Edward B. Pictroski
Edward B. Pictroski
Senior Vice President, Benefits and Compensation
Cendant Corporation

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Form 10-Q/A for the quarterly period ended March 31, 2000 dated July 28, 2000).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Form 10-Q/A for the quarterly period ended March 31, 2000 dated July 28, 2000).
5.1	Opinion of Eric J. Bock, Esq. (including consent).*
23.1	Consent of Deloitte & Touche LLP, relating to the financial statements of Cendant Corporation.*
23.2	Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).
24.1	Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).
________________
* Filed herewith